UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 30, 2020

Cleveland BioLabs, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	CBLI	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

               On July 30, 2020, Cleveland BioLabs, Inc. (the “Company”) and the United States Department of Defense, office of Congressionally Directed Medical Research Programs (“DoD”), entered into a modification (the “Modification”) to the Award/Contract W81XWH-15-C-0101, dated September 1, 2015, issued by USA Med Research ACQ Activity (Joint Warfighter Medical Research Program), as amended to date (the “JWMRP Contract”). Under the JWMRP Contract, the DoD has provided funding support to further the development of the Company’s principal drug candidate, entolimod, as a medical radiation countermeasure. As previously disclosed, in October 2016, the DoD modified the original statement of work under the JWMRP Contract by eliminating certain tasks no longer deemed critical for the preparation of a biologics license application (“BLA”) for entolimod and established new tasks to address the formulation questions raised by the Food and Drug Administration (the “FDA”) during the review of the pre-Emergency Use Authorization dossier. Also as previously disclosed, (i) in September 2017, the DoD further modified the contract by extending its term to 2019 on a no-cost basis, (ii) in February 2019, the DoD further modified the contract by extending its term to April 2020 on a no-cost basis and (iii) in March 2020, the DoD further modified the contract by extending its term to September 2020 on a no-cost basis.

               Signed on July 30, 2020 with an effective date of July 31, 2020, the Modification accelerates the date by which performance of the remaining study tasks under the JWMRP Contract must be completed from September 30, 2020 to August 31, 2020. Additionally, the Modification effects an adjustment to the previous budget approved for certain tasks completed by the Company under the JWMRP Contract. The Company experienced cost overruns in connection with its completion of certain of these tasks, for which the DoD reimbursed the Company. The Modification allows the application of the reimbursed funds with respect to the overrun tasks against cost under-spending on other tasks under the JWMRP Contract. Accordingly, the Company will not be responsible for repaying any of the reimbursed amounts of approximately $472,310 back to the DoD. Finally, the Modification revises the approved statement of work and de-obligates funding on the JWMRP Contract by $5,063,589 for tasks that have been de-scoped from the contract. The DoD determined to de-scope these tasks because the length of time expended in obtaining concurrence from the FDA with the biocomparability study and the new required study design made it unlikely that such tasks could be completed before the expiration of the JWMRP Contract.

The Modification is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Modification is subject to, and qualified in its entirety by, the Modification, which is incorporated herein by reference.

               Also effective July 31, 2020, the DoD modified the terms of the Company’s previously disclosed Award/Contract W81XWH-15-1-0570, dated September 30, 2015 by issued by USA Med Research ACQ Activity to the Company (the “PRMRP Grant”). Under the PRMRP Grant, the DoD has provided funding support for the clinical studies of entolimod needed for a BLA. Under the terms of the PRMRP Grant, the DoD was to have made approximately $6,573,992 available to reimburse the Company for the performance of the clinical studies. However, given the length of time expended in obtaining concurrence from the FDA with the biocomparability study and the new study design required to remove the clinical hold currently in place, the DoD has determined that there is not enough time left before the expiration of the PRMRP Grant to complete all of the studies for which funding was potentially available. Accordingly, the DoD, by notification to the Company, has modified the PRMRP Grant by reducing the funds available for reimbursement to the Company by approximately $6,350,306.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Award/Contract W81XWH-15-0101 modification dated July 31, 2020 issued by USA Med Research ACQ Activity

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: July 31, 2020	By:	/s/ Christopher Zosh
	Name:	Christopher Zosh
	Title:	Title: Vice President of Finance